EXHIBIT 4.2
                     TUCSON ELECTRIC POWER COMPANY
                   AWARD NOTICE AND OPTION AGREEMENT
                           Employee Grantee

This Agreement between Tucson Electric Power Company (the "Company") and ________________________________ (the "Grantee") contains specific terms and benefits which apply to the Grantee under the Tucson Electric Power Company 1994 Omnibus Stock and Incentive Plan ("Plan").


1. NOTICE OF AWARD OF STOCK OPTIONS: The Company hereby awards options to the Grantee to purchase the Company's common stock as follows:

     Incentive Stock Option Grant No.                       ###
     Date of Grant                                     06/13/1994
     Total Number of Options Granted                        #####
     Exercise Price Per Share                          $ 3.25
     Expiration Date of Unexercised Options                 06/13/2004

Options shall vest ratably and become exercisable in one-third (1/3) increments on each anniversary of the grant date. This award is subject to the: (a) terms and conditions of the Plan; (b) Policies and Procedures necessary for Plan administration; and (c) provisions of this Agreement.

2. STATUS OF THE OPTIONS: The options are intended to be incentive stock options ("ISOs") as defined by Section 422 of the Internal Revenue Code of 1986, as amended ("IRC"); however, the Company does not guarantee that the options will qualify as ISOs.

3. NOTICE OF SALES UPON DISQUALIFYING DISPOSITION: The Grantee agrees to promptly notify the Company's Shareholder Services section if the Grantee disposes of the shares of common stock acquired through these options: (a) within one year from the date the Grantee exercises all or part of the options, or (b) within two years of the date of grant. For purposes of this section, "disposes" includes holding the stock in the name of another person as well as any sale or exchange.

During periods described above, the Company may place a legend or legends on any stock certificate(s) for shares acquired on exercise of the options, requesting that the Company be notified of any such transfers. Regardless of the placement of a legend, the Grantee remains obligated to notify the Company of any such transfer.

4. BINDING EFFECT: This Agreement shall inure to the benefit of the successors and assigns of the Company and shall be binding upon the Grantee and the spouse, heirs, executors, administrators, successors and assigns of the Grantee.
5. INTEGRATED AGREEMENT: This Agreement and the Plan constitute the entire understanding and agreement of the Grantee and the Company regarding the Plan and the award of options. There are no other agreements, understandings, representations or warranties between the Grantee and the Company other than those set forth or provided for here or in the Plan. This Agreement does not constitute a contract for continued employment with the Company. The provisions of this Agreement and the Plan shall survive any exercise of options, and shall remain in full force and effect until the exercise or expiration of the options awarded.

6. SUBJECT TO PLAN: Except as may be specifically set forth herein, the rights of the Grantee are subject to the terms and conditions of the Plan, including Policies and Procedures established to effect its administration. The provisions of the Plan are incorporated by reference.

7. GOVERNING LAW: This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement.

                                   TUCSON ELECTRIC POWER COMPANY

Dated: ____________________             By: _________________________


The Grantee represents that he/she is familiar with the terms and provisions of this Agreement and the Plan, hereby acknowledges receipt of both documents, and hereby accepts the options subject to all of the terms and provisions thereof. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (including Policies and Procedures established to administer the Plan) regarding any questions arising under this Agreement or the Plan.

                                   GRANTEE

Dated:            _____________________                            By:
__________________________

                     TUCSON ELECTRIC POWER COMPANY
                AWARD NOTICE AND STOCK OPTION AGREEMENT
                        Manager/Officer Grantee


This Agreement between Tucson Electric Power Company (the "Company") and ________________________________ (the "Grantee") contains specific terms and benefits which apply to the Grantee under the Tucson Electric Power Company 1994 Omnibus Stock and Incentive Plan ("Plan").


1. NOTICE OF AWARD OF STOCK OPTIONS: The Company hereby awards options to the Grantee to purchase the Company's common stock as follows:

     Incentive Stock Option Grant No.                       ###
     Date of Grant                                     06/13/1994
     Total Number of Options Granted                        #####
     Exercise Price Per Share                          $ 3.25
     Fair  Market Value of Shares on Date of  Grant    $ 3.18
     Expiration Date of Unexercised Options            06/13/2004

Options shall vest ratably and become exercisable in one-third (1/3) increments on each anniversary of the grant date. This award is subject to the: (a) terms and conditions of the Plan; (b) Policies and Procedures necessary for Plan administration; and (c) provisions of this Agreement.

2. STATUS OF THE OPTIONS: The options are intended to be incentive stock options ("ISOs") as defined by Section 422 of the Internal Revenue Code of 1986, as amended ("IRC"); however, the Company does not guarantee that the options will qualify as ISOs.

3. LIMITATION OF ISO TREATMENT: If the options qualify as ISOs as intended, preferential tax treatment is limited to the first $100,000 in aggregate fair market value of shares underlying stock options which are exercisable for the first time during a given calendar year. Remaining stock options that are first exercisable during the year will be deemed to be nonqualified stock options.

4. NOTICE OF SALES UPON DISQUALIFYING DISPOSITION: The Grantee agrees to promptly notify the Company's Shareholder Services section if the Grantee disposes of the shares of common stock acquired through these options: (a) within one year from the date the Grantee exercises all or part of the options, or (b) within two years of the date of grant. For purposes of this section, "disposes" includes holding the stock in the name of another person as well as any sale or exchange.

During periods described above, the Company may place a legend or legends on any stock certificate(s) for shares acquired on exercise of the options, requesting that the Company be notified of any such transfers. Regardless of the placement of a legend, the Grantee remains obligated to notify the Company of any such transfer.


5. BINDING EFFECT: This Agreement shall inure to the benefit of the successors and assigns of the Company and shall be binding upon the Grantee and the spouse, heirs, executors, administrators, successors and assigns of the Grantee.

6. INTEGRATED AGREEMENT: This Agreement and the Plan constitute the entire understanding and agreement of the Grantee and the Company regarding the Plan and the award of options. There are no other agreements, understandings, representations or warranties between the Grantee and the Company other than those set forth or provided for here or in the Plan. This Agreement does not constitute a contract for continued employment with the Company. The provisions of this Agreement and the Plan shall survive any exercise of options, and shall remain in full force and effect until the exercise or expiration of the options awarded.

7. SUBJECT TO PLAN: Except as may be specifically set forth herein, the rights of the Grantee are subject to the terms and conditions of the Plan, including Policies and Procedures established to effect its administration. The provisions of the Plan are incorporated by reference.

8. GOVERNING LAW: This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement.

                                   TUCSON ELECTRIC POWER COMPANY

Dated: ____________________             By: _________________________


The Grantee represents that he/she is familiar with the terms and provisions of this Agreement and the Plan, hereby acknowledges receipt of both documents, and hereby accepts the options subject to all of the terms and provisions thereof. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (including Policies and Procedures established to administer the Plan) regarding any questions arising under this Agreement or the Plan. The Grantee is aware that exercise of these options constitutes a purchase for purposes of Section 16(b) of the Securities Act of 1933.

                                   GRANTEE

Dated:            _____________________                            By:
__________________________